Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Sunworks, Inc. of our report dated March 11, 2022, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Sunworks, Inc. for the year ended December 31, 2021.

We also consent to the reference to our firm under the caption “Experts” in the prospectus, which is part of the Registration Statement.

/s/ KMJ Corbin & Company LLP

Irvine, California

May 31, 2022